UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under §240.14a-12

COLUMBIA PIPELINE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Filed by Columbia Pipeline Group, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Columbia Pipeline Group, Inc.

Commission File No.: 001-36838

On April 25, 2016, Columbia Pipeline Group, Inc. posted the following communication to its employees on its internal website:

Integration team begins preparation for TransCanada transaction

For The CPG Interconnect - publication the week of April 25, 2016

CPG’s proposed transaction with TransCanada is now undergoing the necessary regulatory and shareholder approval steps. Meanwhile, we have begun preparing for an anticipated transaction close later this year. A cross-functional integration team has been formed to ensure we are ready for “Day 1” following completion of the transaction and also to determine the most effective approach to integrate the businesses.

Stan Chapman, EVP and Chief Commercial Officer, is co-leading the integration effort for CPG, along with Shawn Patterson, EVP and Chief Operating Officer. Dean Ferguson, SVP, Strategy and Development, is co-leading the integration effort for TransCanada along with Norrie Ramsay, SVP, Technical Projects and Systems Centre of Excellence.

“Our intent is to keep the resources dedicated to this effort as streamlined as possible so we remain focused and minimize disruption to our business,” Stan noted. “In advance of the approvals and the completion of the transaction, we must continue to operate as separate organizations with ongoing business as usual.”

Integration Leadership Team

The integration team consists of leaders from each of these major functions:

Information Services	Matt Fahnestock, SVP and CIO

Legal	Stacy Williams, VP and Deputy General Counsel

Commercial	Millie Moran, VP Customer Services

Operations	Randal Broussard, VP Operations

Projects	Dave Roy, VP Project Delivery

Supply Chain	Sheree Parks Downey, VP Supply Chain

Human Resources	Nikki Brewer, Director, Total Rewards

CFO Organization	Jon Veurink, SVP and Chief Accounting Officer

Community & Sustainability	Chuck Moran, SVP External Affairs & Corporate Communications

Technical Center	Ken Oostman, VP Engineering, Capital, PMO, Project Controls

Midstream	Brett Stovern, EVP and COO, Midstream

A mirror image team has been formed on TransCanada’s side. These teams will interact to understand the people, business processes, systems and structures in place today, and determine an effective approach to integration.

Compliance with antitrust regulations

The teams are also responsible for managing communications between the two organizations before the deal closes. Regulations do not allow sharing competitively sensitive information prior to consummation of a transaction or acquisition deal. The integration teams will adhere to strict communication protocols to ensure compliance with applicable antitrust regulations.

Because of these requirements, all other CPG employees must not communicate directly with any TransCanada employees between now and the time of the transaction. If you have a business need to communicate with a TransCanada employee, please contact the appropriate functional leader on the integration team.

Questions and Answers

The following Q&As provide more detail. We will continue to communicate as planning progresses. In the meantime, direct additional questions to the CPG-TransCanada Integration Mailbox.

What approvals are required for the transaction to proceed as planned? How long will it take?

The transaction requires approval from US regulators and CPG shareholders. Each of the approval processes have their own requirements and timelines, which results in some uncertainty about the ultimate timeline for approvals and close of the transaction. It is possible for these steps to be completed as early as June 30. As a result, for planning purposes we are using an assumed date of June 30 to ensure readiness before the transaction closes.

What is the integration team responsible for?

The team is responsible for planning an effective integration approach including:

•	Day 1 Plan - to ensure business continuity on the first day of operations as a combined company; and

•	Comprehensive Integration Plan – to set up the organization for efficient, safe, and smooth operations over the long term.

How long will integration take?

The extent of the integration plans, and the duration of the implementation efforts, will vary by functional group – some areas are more complex and/or high risk than others and integration plans for each functional group will take these variables into account.

How will Columbia be merged into TransCanada’s organization structure and operating model?

Detailed organizational design and structure is not yet defined. This will be a key planning priority over the coming weeks.

What is the general timeline for the integration?

Key milestones include:

•	By June 30 : Readiness for close of transaction and preparation for “Day 1” complete; note this is an assumed date for planning purposes only -- the actual closing date cannot be known at this time because we do not know when all required approvals will be obtained

•	By mid-July: Complete baseline analysis, integration design and transition planning

•	Mid-July to Mid-September: Anticipated initial transition and integration activities

•	Beyond Mid-September: Implementation of long term integration plans

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995 concerning CPG and the proposed merger with TransCanada. Forward-looking statements are statements other than historical facts and that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “should,” “strategy,” “target,” “will” and similar words. All such forward-looking statements speak only as of the date of this release. Although CPG believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved and such statements are subject to various risks and uncertainties. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted in such statements and readers are cautioned not to place undue reliance on such statements. CPG’s business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond CPG’s control. These factors include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to termination of the merger agreement with TransCanada; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger; risks related to disruption of management’s attention from CPG’s ongoing business operations due to the pending merger; the impact of the announcement of the proposed merger on relationships with third parties, including commercial counterparties, employees and competitors, and risks associated with the loss and ongoing replacement of key personnel; risks relating to unanticipated costs of integration in connection with the proposed merger, including operating costs, customer loss or business disruption being greater than expected; changes in general economic conditions; competitive conditions in our industry; actions taken by third-party operators, processors and transporters; the demand for natural gas storage and transportation services; our ability to successfully implement our business plan; our ability to complete internal growth projects on time and on budget; the price and availability of debt and equity financing; the availability and price of natural gas to the consumer compared with the price of alternative and competing fuels; competition from the same and alternative energy sources; energy efficiency and technology trends; operating hazards and other risks incidental to transporting, storing and gathering natural gas; natural disasters, weather-related delays, casualty losses, acts of war and terrorism and other matters beyond our control; interest rates; labor relations; large customer defaults; changes in the availability and cost of capital; changes in tax status; the effects of existing and future laws and governmental regulations; and the effects of future litigation, including litigation relating to the proposed merger with TransCanada. We caution that the foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in CPG’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2015, as amended, and CPG’s other filings with the SEC, which are available at http://www.sec.gov. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. CPG expressly disclaims any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this communication except as required by applicable law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of CPG by TransCanada. In connection with the proposed merger transaction, CPG filed a preliminary proxy statement with the SEC on April 8, 2016, and intends to file other relevant documents with the SEC, including a proxy statement in definitive form (which CPG expects to commence disseminating to stockholders on or about May 18, 2016). BEFORE MAKING ANY VOTING DECISION, CPG’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors and security holders will be able to obtain, free of charge, a copy of the definitive proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, the proxy statement and CPG’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be available free of charge through CPG’s website at https://www.cpg.com/ as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Participants in Solicitation

CPG and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of CPG common stock in respect of the proposed merger. Information about the directors and executive officers of CPG can be found in CPG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 18, 2016, as amended by Amendment No. 1 thereto on Form 10-K/A, filed with the SEC on April 7, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the merger, which may be different than those of CPG’s stockholders generally, will be contained in the proxy statement and other relevant materials that will be filed with the SEC in connection with the proposed merger when they become available.